EXHIBIT 99.1

      AirNet Communications Announces First Quarter 2005 Financial Results



    MELBOURNE, Fla.--(BUSINESS WIRE)--May 12, 2005--AirNet
Communications Corporation (Nasdaq:ANCC):

    First Quarter Highlights and Recent Events

    --  Net 1Q Revenue was $5.2M up 29.0% from 1Q 2004 Revenue of
        $4.0M

    -- Gross Margins for 1Q were $1.8M or 35.5% compared to $1.1M or 27.5% in 1Q 2004

    -- Loss from Operations was $4.4M compared with 1Q 2004 loss of $5.3M. 1Q results for 2005 and 2004 results reflected $2.3M and $2.4M of non-cash stock option charges respectively

    -- Net Loss Attributable to Common Stockholders in 1Q 2005 was $4.6M or $0.37 per share and included $2.3M (EPS impact of $0.18) of non-cash stock option charges

    -- Cash Flow from Operations for 1Q 2005 was ($1.9M) vs. ($1.5M) in 1Q 2004

    -- Received $1.6M in new orders for Government Communications products and services

    -- Received and shipped $1M in GSM/GPRS orders from TECORE for deployment in Guinea-Bissau

    -- Shipped approximately $2.3M in SuperCapacity base stations and related equipment to Alcatel for deployment with MBO Wireless

    -- Received an order for and shipped a Community Cordless validation system to Electronia

    AirNet Communications Corporation (Nasdaq:ANCC) today reported financial results for its first quarter ended March 31, 2005.

    Financial Results for the First Quarter

    The Company reported net revenue of $5.2 million in the first quarter, compared to $4.0 million in the first quarter of 2004. Gross margins for the first quarter were $1.8 million or 35.5% compared to year ago margins of $1.1 million or 27.5%. Equipment margins improved from 19.4% in the first quarter of 2004 to 30.6% in 2005 due to the improved margins associated with SuperCapacity and RapidCell base station product sales. Services margins were 63.2% in first quarter 2005 compared to 54.5% in 2004. Operating expenses for the first quarter were $6.2 million compared to $6.4 million in the first quarter of 2004 driven primarily by a decrease in research and development expenses. R&D expenses were $2.9 million versus $3.2 million in 2004 attributable to reduced spending on feature development. The loss from operations was $4.4 million, compared to a loss of $5.3 million in the first quarter of 2004. The loss from operations included $2.3 million and $2.4 million, respectively of non-cash stock option charges that resulted from the granting of options to employees following the company's August 2003 senior secured debt transaction. The first quarter 2005 net loss attributable to common stockholders was $4.6 million or $0.37 per share vs. $5.7 million loss or $1.13 per share in the first quarter of 2004. Cash used in operating activities for the first quarter was $1.9 million, compared to a use of cash of $1.5 million in the first quarter of 2004. This increase in cash consumption was primarily impacted by the quarterly fluctuations in inventory, accounts payable and accounts receivable. Financing activity for the quarter generated $1.0 million of cash from the $16 million senior debt financing completed in August 2003. As of March 3, 2005, the Company has received the full $16 million in proceeds, including all installment payments, under this debt financing.
    Per share amounts for the first quarter of 2005 results were based on 12.5 million weighted average shares and exclude shares issuable upon the conversion of the remaining unconverted Senior Secured Convertible debt and shares underlying outstanding options because the effect of including those shares would be anti-dilutive. The number of shares issued and outstanding and potentially dilutive totaled 25.3 million as of March 31, 2005. All share and per share amounts reflect the 1-for-10 reverse stock split effected December 9, 2004.

    Outlook

    "We are pleased to see such a strong interest in our products for government communications applications. We continue to receive positive feedback from the ongoing evaluations and are customizing our RapidCell solution for these customers' voice and data requirements," said Glenn Ehley, president & CEO for AirNet Communications. "With the general availability of our SuperCapacity product line, we are cautiously optimistic with regard to a potential market field trial and ultimately winning adaptive array business with a large operator."

    Conference Call

    AirNet's management will host a conference call at 4:30 p.m. ET today to discuss the financial results, provide a business update and an outlook for the second quarter of 2005. Those interested in listening to the conference call should dial 800-862-9098 or 785-424-1051, Conference ID: AIRNET. For those who cannot listen to the live conference call, a replay will be available beginning at 6:30 p.m. ET on Thursday, May 12, 2005, until 11:59 p.m. ET on May 24, 2005. The replay number for the conference call is 800-934-3941 or 402-220-1157.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, results of market field trials, management's plans and objectives for future operations, business prospects, field trial possibilities, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate", "prospects", "believe", "estimate," "expect," "intend," "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: there can be no assurance that the Company will be successful in obtaining new business or that any of the Company's OEM resellers will purchase any further products from the Company; that the Company's lenders may foreclose on all assets of the Company (including all intellectual property rights) in the event of a default under the security agreement associated with the senior debt financing, and that the Company may not be able to continue to operate as a going concern in the absence of new investment capital. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
    The stylized AirNet mark, AirNet(R), AdaptaCell(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity(TM), iBSS(TM), RapidCell(TM) and Backhaul Free(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.

    Financial Schedules

    --  Condensed Statements of Operations

    --  Cash Flow Summary

    --  Condensed Balance Sheets




                         FINANCIAL STATEMENTS
 (all numbers in $000's except per share data and shares outstanding)
          (All financial information included is unaudited.)
                   CONDENSED STATEMENT OF OPERATIONS


                                           For the three months ended
                                                     March 31,
                                                 2005        2004
                                                         (as restated)
                                           ------------- -------------

REVENUES
   Equipment Revenues                            $3,525     $2,520
   Services Revenues                             $1,640     $1,485
                                             ----------- ----------
        Total Net Revenues                        5,165      4,005

COST OF REVENUES
   Equipment Cost of Revenues                     2,445      2,030
   Services Cost of Revenues                        603        675
   Write-down of excess and
       obsolete inventory                           284        200
                                             ----------- ----------
        Total Cost of Revenues                    3,332      2,905
                                             ----------- ----------
    Gross profit                                  1,833      1,100

OPERATING EXPENSES
   Research and development                       2,878      3,207
   Sales and marketing                              897        800
   General and administrative                     2,423      2,415
                                             ----------- ----------
          Total Operating Expenses                6,198      6,422
                                             ----------- ----------
LOSS FROM OPERATIONS(a)                          (4,365)    (5,322)
                                             ----------- ----------

OTHER (EXPENSE) INCOME
   Interest Income                                   29         15
   Amortization expense on discount of
    convertible debt                                (23)        (5)
   Interest on convertible debt                    (275)      (336)
   Interest expense                                  (6)        (8)
   Other, net                                         2          6
                                             ----------- ----------
TOTAL OTHER EXPENSE                                (273)      (328)
                                             ----------- ----------
NET LOSS ATTRIBUTABLE TO
   COMMON STOCKHOLDERS                          $(4,638)   $(5,650)
                                             =========== ==========

NET LOSS PER SHARE ATTRIBUTABLE
   TO COMMON STOCKHOLDERS -
   BASIC AND DILUTED                             $(0.37)    $(1.13)
                                             =========== ==========

WEIGHTED AVERAGE SHARES
   OUTSTANDING - USED IN CALCULATING
   BASIC AND DILUTED LOSS
   PER SHARE                                 12,476,113  4,987,864
                                             =========== ==========

(a) Loss from Operations includes non-cash stock compensation expenses of $2,259 and $2,386 for the three months ended March 31, 2005 and 2004, respectively.


                         CASH FLOW SUMMARY

                                           For the three months ended
                                                    March 31,
                                                 2005       2004
                                           ------------- ------------

CASH USED IN OPERATING ACTIVITIES               $(1,910)   $(1,543)

CASH USED BY INVESTING ACTIVITIES                   (87)      (126)

CASH PROVIDED BY FINANCING ACTIVITIES               999        992
                                             ----------- ----------

NET CHANGE IN CASH                                $(998)     $(677)
                                             =========== ==========


                     CONDENSED BALANCE SHEETS

                                               As of       As of
                                              Mar. 31,    Dec. 31,
                                                2005        2004
                                             ----------- ----------

ASSETS
   Cash and cash equivalents                     $4,959     $5,957
   Accounts receivable - net                      3,955      3,228
   Accounts receivable - related party            2,429      2,995
   Inventories                                    9,134      9,960
   Prepaid expenses                                 568        627
   Other current assets                             155        279
                                             ----------- ----------
   TOTAL CURRENT ASSETS                          21,200     23,046
                                             ----------- ----------

   PROPERTY AND EQUIPMENT, NET                    3,863      3,665
                                             ----------- ----------

   OTHER ASSETS                                   2,137      2,278
                                             ----------- ----------

   TOTAL ASSETS                                 $27,200    $28,989
                                             =========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable                              $1,561     $3,151
   Current portion of capital lease
    obligations                                       3          5
   Customer deposits                              1,843      1,438
   Deferred revenues                                443        324
   Other accrued expenses                         2,573      2,219
                                             ----------- ----------
   TOTAL CURRENT LIABILITIES                      6,423      7,137
                                             ----------- ----------
   TOTAL LONG-TERM LIABILITIES                    1,297        994
                                             ----------- ----------

   TOTAL STOCKHOLDERS' EQUITY                    19,480     20,858
                                             ----------- ----------

   TOTAL LIABILITIES & STOCKHOLDERS' EQUITY     $27,200    $28,989
                                             =========== ==========




    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart Dawley, 321-953-6783
             sdawley@airnetcom.com